                           Exhibit 11

                Calculation of Earnings Per Share
              (In Thousands, Except Per-Share Data)


                                                Three Months Ended
                                                     June 30,
                                      -------------------------------------
                                            1995                1994
                                      -----------------   -----------------
                                                 Fully               Fully
                                      Primary   Diluted   Primary   Diluted
                                      -------   -------   -------   -------
Weighted average shares outstanding:
    Common stock                        8,110     8,110     8,058     8,058
    Stock options                         655       676       598       617
                                      -------   -------   -------   -------
Total                                   8,765     8,786     8,656     8,675
                                      -------   -------   -------   -------
                                      -------   -------   -------   -------
Net income                            $ 4,381     4,381     3,641     3,641
                                      -------   -------   -------   -------
                                      -------   -------   -------   -------
Net income per share                  $  0.50      0.50      0.42      0.42
                                      -------   -------   -------   -------
                                      -------   -------   -------   -------




                                                 Six Months Ended
                                                     June 30,
                                      -------------------------------------
                                            1995                1994
                                      -----------------   -----------------
                                                 Fully               Fully
                                      Primary   Diluted   Primary   Diluted
                                      -------   -------   -------   -------
Weighted average shares outstanding:
    Common stock                        8,105     8,105     8,053     8,053
    Stock options                         609       640       573       601
                                      -------   -------   -------   -------
Total                                   8,714     8,745     8,626     8,654
                                      -------   -------   -------   -------
                                      -------   -------   -------   -------
Net income                            $ 8,449     8,449     7,131     7,131
                                      -------   -------   -------   -------
                                      -------   -------   -------   -------
Net income per share                  $  0.97      0.97      0.83      0.82
                                      -------   -------   -------   -------
                                      -------   -------   -------   -------

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